                                                                                                                         Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY  11788-5138
Direct Dial:  631-360-9304
Direct Fax:   631-360-9380
brock@bankofsmithtown.net

Release Date:  May 3, 2010

Contact:	Ms. Judith Barber Corporate Secretary

SMITHTOWN BANCORP ANNOUNCES
FIRST QUARTER RESULTS

Continued Elevated
Provisions for Loan Losses

Deferred Tax Asset Valuation
Allowance of $4.1 Million

 Progress Made on
Provisions of Consent Agreement

Smithtown, NY, May 3, 2010 - Smithtown Bancorp (NASDAQ:  SMTB) today announced a loss of $13.8 million for the first quarter of 2010, or $0.93 per fully diluted share.  The loss includes a valuation allowance in the amount of $4.1 million against the Company’s deferred tax asset at 3/31/10.

For the first quarter, Bank of Smithtown made provisions for loan losses of $25 million.  This figure compares to fourth quarter provisions of $38 million.  Net charge offs for the first quarter were $12.3 million, or 0.59% of average loans.  Although these net charge offs remain elevated, they were down from the level of net charge offs for the fourth quarter, which was $22.6 million.  The allowance for loan losses was $51.2 million at March 31, 2010, or 2.53% of total loans.

The Bank resolved seven problem real estate loans with a total principal amount of $45.1 million during the quarter.  In the course of these resolutions, the Bank recovered $39.1 million of principal and charged off $6.0 million, representing a loss rate of approximately 13.3%.  These resolutions, however, were more than offset by the movement of some loans previously identified at 12/31/09 as “impaired” into the “nonperforming” category, as well as some new nonperforming loans.  Impaired loans, which include all nonperforming loans, were $218.8 million at March 31, 2010, compared to $212.5 million at December 31, 2009.  Nonperforming loans ended the quarter at $203.6 million, or 10.05% of total loans and loans 30-89 days past due totaled $52.9 million, or 2.61% of total loans.  At December 31, 2009, nonperforming loans were $130.2 million, or 6.23%, of total loans and loans 30-89 days past due were $20.8 million, or .99% of total loans.  Total loans (including loans held for sale) at March 31st were $2.041 billion, a decrease of $65.9 million from the previous year-end.  More detailed information about the Bank’s asset quality and nonperforming loans can be found on the investor page of the Bank’s website at www.bankofsmithtown.com.

One of the primary focuses for the Bank to date in 2010 has been to meet the requirements of the Consent Agreement.  The Bank submitted to the FDIC and New York State Banking Department a revised lending policy, a revised independent loan review policy and program, a plan for systematically reducing and monitoring its CRE loan concentration, a plan to reduce assets classified by the regulators as “Doubtful” and “Substandard,” and a comprehensive budget.

Plans to meet the capital requirements of the Consent Agreement so far this year have focused upon shrinking the balance sheet, which the Bank has been able to do as assets at March 31 were $2.43 billion, down 7% from $2.63 billion at year-end 2009.  As previously stated, loans were decreased by $65.9 million during the first quarter.  On the liability side of the balance sheet, deposits were decreased by $202.4 million, including $126.0 million of certificates of deposit.  Our efforts (through pricing and other means) to retain multiple service customers and let go single service CD customers have been successful.  Sixty-six percent (66%) of retained CDs belonged to multiple service customers.  We have maintained our usual high percentage of core deposits as a percentage of total deposits, which increased slightly to 76.2%.  In the 10 new branches opened during 2009, 73% of the new money brought in during the first quarter was from multiple service customers, and 65% of those customers have a low cost checking account.  Furthermore, as a result of these strategies and shifts in market interest rates, the weighted average rate on renewing certificates of deposits was reduced by 160 basis points.  Finally, with respect to efforts to shrink the balance sheet, as deposit reductions outpaced loan decreases, investment securities were reduced by $176.9 million.

At March 31, 2010, the Company’s Tier 1 Leverage capital ratio was 6.00%, Tier 1 Capital to Total Assets was 6.19%, Tier 1 Risk-Based Capital ratio was 7.90% and the Total Risk-Based Capital ratio was 10.10%.  The Bank’s Tier 1 Leverage ratio was 5.90%, Tier 1 Capital to Total Assets was 6.08%, Tier 1 Risk-Based Capital ratio was 7.77% and the Total Risk-Based Capital ratio was 9.96%.  All of these capital ratios are below the targets set forth in the Consent Agreement.

Commenting upon the first quarter results, the Company’s Chairman & Chief Executive Officer, Brad Rock, said:  “While we are pleased that we were able to resolve $45 million of problem credits at a 13% loss rate and that provisions and charge offs were reduced, we are disappointed that nonperformers nonetheless increased and that we had a loss for the quarter.

“It appears that although a case by case resolution of problem credits brings the best price for each loan, it is also a slow process  that, when combined with migration of new loans to the nonperforming category, may not allow us to reach our capital requirements as quickly as we had hoped.

“Should the Bank be unable to meet the required ratios by the end of the second quarter of 2010, the consent agreement requires immediate notification to the FDIC and Banking Department and provides a 60-day cure period to either meet the ratios or to submit a written plan describing the primary means and timing by which the Bank shall meet or exceed the minimum requirements, as well as a contingency plan for the sale or merger of the Bank in the event the primary sources of capital are not available.   Accordingly, we have decided to expand the alternatives we are exploring to include selling one or more packages of nonperforming loans, selling one or more packages of performing loans, raising capital if necessary, or some ‘hybrid’ combination of the foregoing strategies.”

Mr. Rock continued: “As I stated in our 2009 year-end earnings release, ‘it is always difficult to predict the future, especially in these difficult and uncertain economic times.’  Retail vacancies and office vacancies remain high, and commercial and residential rents and the number of home purchases remain low.  As a result, our efforts to reduce impaired loans could progress slowly, absent one or more sales in bulk.  Earnings will continue to be negatively impacted by historically high loan loss provisions and charge offs, and the valuation allowance for our deferred tax asset will continue to be re-evaluated each quarter.  Cash dividends will remain suspended and the Company has decided to defer interest payments on its trust preferred securities.

“On the branch side, however,” Mr. Rock continued, “our agreement with the FDIC and the Banking Department, and working through our problem loans, has not impaired our ability to serve our valued retail customers.  Our branch network and core deposit franchise remain strong and are positioned for future growth once we meet the terms of the Consent Agreement.  Our development of new branches is progressing and our deposits continue to carry FDIC insurance up to the maximum limits allowed.  In addition to our deposit base being covered by the traditional FDIC insurance, the Bank also has insurance on the entire amount of all noninterest bearing checking accounts through our participation in the FDIC’s Transaction Account Guarantee Program, which we have decided to continue via the most recently available extension through December 31, 2010.”

With approximately $2.4 billion in assets and 29 branches, Bank of Smithtown is the largest independent commercial bank headquartered on Long Island.  Founded in 1910, Bank of Smithtown is nearing its 100th anniversary as a community bank.  The stock of its parent holding company, Smithtown Bancorp, is traded on the NASDAQ Global Select Market under the symbol “SMTB.”

*      *      *

Forward-Looking Statements

Certain statements contained in this release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such.  In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:  local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact, changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of our borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of our loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or our success at managing the risk involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made.  We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

SMITHTOWN BANCORP, INC.
Consolidated Balance Sheets
(unaudited)
(Dollar amounts in thousands except share data)

	As of
	March 31, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$18,539	$18,745
Interest-earning deposits with banks	51,483	3,409
Total cash and cash equivalents	70,022	22,154
Term placements	507	507
Securities available for sale	220,412	397,274
Securities held to maturity (fair value of $67)	66	66
Loans held for sale	15,650	16,450
Loans	2,025,827	2,090,896
Less: allowance for loan losses	51,231	38,483
Loans, net	1,974,596	2,052,413
Restricted stock, at cost	18,743	18,353
Real estate owned, net	1,130	2,013
Premises and equipment, net	50,629	47,708
Goodwill	3,923	3,923
Intangible assets	556	616
Cash value of company owned life insurance	24,999	24,874
Accrued interest receivable and other assets	48,304	48,579
Total assets	2,429,537	$2,634,930

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Demand deposits	147,862	$152,306
Savings, NOW and money market deposits	927,103	999,066
Time deposits of $100,000 or more	425,110	508,632
Other time deposits	372,514	415,024
Total deposits	1,872,589	2,075,028
Other borrowings	361,480	352,820
Subordinated debt	56,432	56,351
Accrued interest payable and other liabilities	16,219	14,976
Total liabilities	2,306,720	2,499,175

Stockholders' equity
Preferred stock, par value $.01 per share :
Authorized: 1,000,000 shares at March 31, 2010 and December 31,
2009, respectively; no shares issued or outstanding	-	-
Common stock, par value $.01 per share:
Authorized: 35,000,000 shares at March 31, 2010 and December 31,
2009, respectively; 17,019,372 and 16,907,346 shares
issued at March 31, 2010 and December 31, 2009, respectively;
14,967,508 and 14,855,482 shares outstanding at March 31, 2010
and December 31, 2009, respectively	170	169
Additional paid in capital	82,557	82,318
Retained earnings	51,051	64,820
Less: Treasury stock at cost, 2,051,864 shares	(10,062)	(10,062)
	123,716	137,245
Accumulated other comprehensive loss	(899)	(1,490)
Total stockholders' equity	122,817	135,755
Total liabilities and stockholders' equity	2,429,537	$2,634,930

SMITHTOWN BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(Dollar amounts in thousands except share data)

	For the Three Months Ended
	March 31,
	2010	2009
Interest income:
Loans	$27,817	$25,499
Taxable securities	2,017	863
Tax exempt securities	502	48
Interest earning deposits with banks	18	17
Other	244	151
Total interest income	30,598	26,578

Interest expense:
Savings, NOW and money market deposits	2,515	3,129
Time deposits of $100,000 or more	2,886	3,099
Other time deposits	2,713	4,147
Other borrowings	2,132	2,224
Subordinated debentures	1,008	516
Total interest expense	11,254	13,115
Net interest income	19,344	13,463
Provision for loan losses	25,000	1,200
Net interest income after provision for loan losses	(5,656)	12,263

Noninterest income:
Revenues from insurance agency	840	922
Service charges on deposit accounts	622	567
Net gain on the sale of investment securities	518	522
Trust and investment services	197	133
Increase in cash value of company owned life insurance	125	116
OTTI loss:
Total OTTI losses	(495)	-
Portion of loss recognized in other comprehensive income		-
Net impairment losses recognized in earnings	(495)	-
Other	627	520
Total noninterest income	2,434	2,780

Noninterest expense:
Salaries and employee benefits	5,241	4,806
Occupancy and equipment	4,001	2,578
Federal deposit insurance	1,658	550
Amortization of intangible assets	62	91
Valuation allowance for other real estate owned	-	-
Other	2,541	1,367
Total noninterest expense	13,503	9,392

Income (loss) before income taxes	(16,725)	5,651
Provision (benefit) for income taxes	(2,956)	2,035
Net income (loss)	$(13,769)	$3,616

Comprehensive income (loss)	$(13,178)	$3,060
Basic earnings (loss) per share	$(0.93)	$0.31
Diluted earnings (loss) per share	$(0.93)	$0.31

SMITHTOWN BANCORP, INC.
Selected Financial Data (unaudited)
(Dollar amounts in thousands except share data)

	For the Three Months Ended
	March 31, 2010	March 31, 2009

Basic earnings per share	$(0.93)	$0.31
Diluted earnings per share	(0.93)	0.31

Assets	$2,429,537	$2,172,248
Loans	2,025,827	1,823,185
Deposits	1,872,589	1,670,007

Return on Average Equity	(38.88)	11.95

Return on Average Assets	(2.20)	0.71

Net Interest Margin	3.24	2.76

Efficiency	61.30	59.86